UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2010

Apextalk Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-153838 (Commission File Number)	26-1402471 (I.R.S. Employer Identification No.)

637 Howard Street San Francisco, CA 94105 (Address of principal executive offices) (zip code)

(888) 228 2829 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Copies to:

Richard I. Anslow, Esq.
Anslow & Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2010, Apextalk Holdings, Inc. (the “Company”) entered into an amendment agreement (the “Amendment Agreement”) with Champion Investors (China), Ltd. (the “Purchaser”) to amend certain Securities Purchase Agreement dated December 30, 2009 (the “Execution Date”) between the Company and the Purchaser. In accordance with the terms of the Securities Purchase Agreement, the Purchaser had agreed to pay the Company a total of $4,000,000 in four (4) installments within 90 days of the Execution Date (the “Payment Period”). Pursuant to the Securities Purchaser Agreement, the Purchaser paid the Company $1,000,000 on January 20, 2010 and an additional $1,000,000 on February 22, 2010. After careful consideration, the Purchaser requested the Company to extend the Payment Period for the remaining $2,000,000.

Under the Amendment Agreement, the Company agrees to extend the Payment Period to 120 days after the Execution Date. The Amendment Agreement does not amend any other provisions of the Securities Purchase Agreement.  A copy of the Amendment Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

10.1	Amendment Agreement by and between Apextalk Holdings, Inc. and Champion Investors (China), Ltd. dated March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEXTALK HOLDINGS, INC.
Dated: March 31, 2010
By: /s/ Hui Liu
Hui Liu Chief Executive Officer